SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 15, 2004

Income Opportunity Realty Investors, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-14784	75-2615944

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 300, Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	469-522-4200

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On March 15, 2004, Martin L. White resigned as a director of the Registrant. Mr. White (who is also a director of at least two other publicly-held entities) did not resign because of any disagreement with the Registrant on any matter relating to Registrant’s operations, policies or practices, nor did Mr. White furnish the Registrant with a letter describing any disagreement or requesting that any matter be disclosed. Mr. White currently serves as a member of the Board of Directors of American Realty Investors, Inc. and Transcontinental Realty Investors, Inc., both of which are affiliated with the Registrant.

     On March 16, 2004, the Board of Directors elected Robert A. Jakuszewski to fill the vacancy created by the resignation of Martin L. White. Mr. Jakuszewski is independent from the Board of Directors and Management of the Registrant.

     Mr. Jakuszewski, age 41, is Vice President of Marketing and Sales for a telecommunications company located in Wheaton, Illinois. He has been so employed for more than five years.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: March 22, 2004	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Ronald E. Kimbrough

Ronald E. Kimbrough, Executive Vice President, Acting Principal Executive Officer and Chief Financial Officer